PURCHASE AGREEMENT (647/648)

dated as of August 26, 2004

between

BALLSTON AERO TRUST SERVICES, L.C.,
as Seller,

and

PLM CAL II LLC,
as Purchaser

Vedder, Price, Kaufman & Kammholz, P.C.
Chicago, Illinois

SCHEDULES AND EXHIBITS

SCHEDULE 1	Addresses and Accounts
SCHEDULE 2	Trust Agreements and Owner Trustees
SCHEDULE 3	Description of Aircraft
SCHEDULE 4	Indebtedness
SCHEDULE 5	Leases
SCHEDULE 6	Participation Agreements
SCHEDULE 7	Trust Indentures

EXHIBIT A	Form of Assignment and Assumption Agreement (____)

PURCHASE AGREEMENT (647/648)

THIS PURCHASE AGREEMENT (647/648), dated as of August 26, 2004 (this “Agreement”) is by and between PLM CAL II LLC, a Delaware limited liability company (“Purchaser”) and BALLSTON AERO TRUST SERVICES, L.C., a Virginia limited liability company, as trustee under that certain TCC Master Aircraft Trust Agreement dated as of September 23, 1996, as amended and supplemented (“Seller”). Defined terms used herein shall have the meanings assigned to such terms (whether by reference to another document or otherwise) in Section 1.

W I T N E S S E T H:

WHEREAS, Seller owns the beneficial interests of the trust estates created pursuant to the trust agreements listed on Schedule 2 hereto;

WHEREAS, upon the terms and subject to the conditions set forth herein, Seller desires to sell, assign, transfer, convey and set over to Purchaser, and Purchaser desires to purchase, accept and assume from Seller, Seller’s right, title and interest in and to such beneficial interests;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                                                                                                                                             ARTICLE I

DEFINITIONS

Section 1.1.  Defined Terms.

(a)  The following terms shall have the following meanings for all purposes of this Agreement:

“Acquisition Price” shall have the meaning set forth in Section 2.2(a).

“Aircraft” shall mean Aircraft (28908) or Aircraft (28909), or either or both of them, as indicated by the context.

“Aircraft (28908)” shall mean the aircraft described on Schedule 3 hereto bearing manufacturer’s serial number 28908.

“Aircraft (28909)” shall mean the aircraft described on Schedule 3 bearing manufacturer’s serial number 28909.

“Applicable Law” shall mean all applicable laws of any Governmental Authority, including, without limitation, federal, state and foreign securities laws, tax laws, tariff and trade laws, ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules, regulations, orders, interpretations, licenses, and permits of any federal, regional, state, county, municipal or other Governmental Authority.

“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement with respect to an Equity Interest Transfer, substantially in the form of Exhibit A hereto.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware or Sale Lake City, Utah.

“Closing Date” shall mean the date on which an Equity Interest Transfer is consummated, which date shall be a Business Day specified by Seller and reasonably acceptable to Purchaser (and which date shall be on or before August 27, 2004 unless Seller and Purchaser agree to a later date).

“Equity Interest” shall mean all of the beneficial interest in a Trust Estate and all of Owner Participant’s right, title and interest in, to and under the related Transaction Documents (including, without limitation, the related Trust Agreement, but excluding Reserved Rights) arising from and after the applicable Closing Date, and “Equity Interests” shall mean both of them, collectively.

“Equity Interest Transfer” shall mean a transfer, sale and assignment from Seller to Purchaser of an Equity Interest as contemplated by, and subject to the terms and conditions of, this Agreement and the relevant Assignment and Assumption Agreement and “Equity Interest Transfers” shall mean both of them, collectively.

“Event of Loss” shall mean an “Event of Loss” under any Transaction Document.

“Governmental Authority” shall mean any nation or government (including any state or other political subdivision of either thereof) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” shall mean PLM CAL I LLC, a Delaware limited liability company.

“Guaranties” shall mean those two guaranty agreements, in each case executed and delivered by Guarantor and in each case in form and substance reasonably satisfactory to Lessee, providing for the guaranty of PLM II’s obligations under the Transfer Documents and “Guaranty” shall mean either of them.

“Indebtedness” shall mean the amounts set forth on Schedule 4 hereto.

“Leases” or “Lease” shall mean the documents listed on Schedule 5 hereto, or either of them, as indicated by the context.

“Lessee” shall mean Continental Airlines, Inc.

“Lien” shall mean any mortgage, pledge, security interest, charge, lien or other encumbrance.

“Owner Participant” shall have the meaning assigned to such term in the relevant Participation Agreement.

“Owner Trustee” shall mean the owner trustee named on Schedule 2 hereto.

“Participation Agreements” or “Participation Agreement” shall mean the documents listed on Schedule 6 hereto, or either of them, as indicated by the context.

“Person” shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any Governmental Authority or any political subdivision thereof.

“PLM I” means PLM CAL I LLC, a Delaware limited liability company.

“Reserved Rights” shall mean any and all rights and interests of Seller in respect of the following: (i) Seller’s right to tax and other indemnification under any Transaction Document as a result of or arising out of events occurring or circumstances existing prior to the relevant Closing Date (or claim asserted against Seller with respect to a matter subsequent to such Closing Date, if Seller would otherwise be entitled to indemnification for such claim under a Transaction Document), (ii) each and every obligation of Lessee to provide liability insurance on behalf of or in favor of Seller as an additional insured under any Transaction Document, (iii) any interest payable by Lessee on any amount referred to in clauses (i) and (ii) above and (iv) the right to enforce payment of the amounts referred to in clauses (i) through (iii) above.

“Transaction Documents” shall mean, collectively, the documentation identified as such on Exhibits I to each of the Assignment and Assumption Agreements.

“Transfer Documents” shall mean, collectively, this Agreement and the Assignment and Assumption Agreements.

“Transfer Documents (28906/28907)” shall mean that certain Purchase Agreement (645/646), certain Assignment and Assumption Agreement (N14645), and that certain Assignment and Assumption Agreement (N16646) each between Seller and PLM I as to those Boeing 737-524 aircraft bearing manufacturer’s serial numbers 28906 and 28907.

“Trust Agreements” or “Trust Agreement” shall mean the documents listed on Schedule 2 hereto, or either of them, as indicated by the context.

“Trust Estates” shall have the meanings set forth in the Trust Agreements and “Trust Estate” shall mean either of them.

“Trust Indentures” or “Trust Indenture” shall mean the documents listed on Schedule 7 hereto, or either of them, as indicated by the context.

(b)  Capitalized terms used herein to the extent not defined above shall have the meaning specified in the Participation Agreement (as such terms are defined, by reference to another document or otherwise).

(c)  Unless otherwise indicated, all references in this Agreement to sections, paragraphs, clauses, schedules, appendices and exhibits are to sections, paragraphs, clauses, schedules, appendices and exhibits in and to this Agreement.

                                                                                                                                            ARTICLE II

SALE AND PURCHASE; OTHER AGREEMENTS

Section 2.1.  Sale and Purchase.

(a)  Sale of Equity Interests. Subject to the terms and conditions set forth herein and in the related Assignment and Assumption Agreement (including, without limitation, satisfaction of the conditions precedent set forth herein and in the related Assignment and Assumption Agreement), on each Closing Date, Seller hereby agrees to sell, convey, assign, transfer and set over unto Purchaser, as of the relevant Closing Date, the relevant Equity Interest in the related Trust Estate (other than with respect to Reserved Rights).

(b)  Purchase of Equity Interests. Subject to the terms and conditions set forth herein and in the related Assignment and Assumption Agreement (including, without limitation, satisfaction of the conditions precedent set forth herein and in the related Assignment and Assumption Agreement), on each Closing Date, Purchaser hereby agrees to purchase and accept from Seller, as of the relevant Closing Date, the Equity Interest in the related Trust Estate (other than with respect to Reserved Rights).

(c)  Closing. The closing and effectiveness (a “Closing”) of an Equity Interest Transfer contemplated hereby shall take place (i) upon the execution and delivery of the related Assignment and Assumption Agreement, (ii) upon satisfaction (or waiver) of the conditions precedent set forth herein and in the applicable Assignment and Assumption Agreement, and (iii) on a Closing Date. If either or both of the Equity Interest Transfers contemplated hereby shall not have been consummated by August 27, 2004 (or such later date as may be agreed by the parties) (any such unconsummated transfer, the “Remaining Equity Interest Transfer”), the parties’ obligations herein (other than under Section 6.12(b)) shall terminate with respect to any Remaining Equity Interest Transfer.

Section 2.2.  Acquisition Price; Payment.

(a)  Acquisition Price for Equity Interests. The purchase price payable by Purchaser to Seller for an Equity Interest on the related Closing Date ( the “Acquisition Price”) shall be equal to (i) for Aircraft (28908), $1,596,250 plus assumption of the Indebtedness related to Aircraft (28908) and (ii) for Aircraft (28909) $1,596,250 plus the assumption of Indebtedness related to Aircraft (28909). The Acquisition Price for each Equity Interest shall be payable by Purchaser in lawful dollar currency of the United States of America in the manner contemplated by, and to Seller’s account specified in, paragraph (b) of this Section 2.2.

(b)  Payment Instructions. Payment of the relevant Acquisition Price (subject to the application of any Deposit as set forth in paragraph (d) below) on the applicable Closing Date shall be made to the account of Seller at JP Morgan Chase, ABA Number: 021 000 021, Account Number: 116 003 855, Credit to the Account of CIT Group, Reference: Continental Sale/Equis, by wire transfer of immediately available funds, without deduction or withholding of any kind, or in such other manner or to such other account as Seller may direct.

(c)  Event of Loss. In the event of an Event of Loss with respect to an Aircraft prior to the applicable Closing Date, the obligations of Purchaser and Seller hereunder (except under Section 6.12(b)) shall terminate with respect to such Aircraft only.

(d)  Deposit. Seller acknowledges receipt from Purchaser of a deposit in the aggregate amount of $171,000 (the “Deposit”). On a Closing Date, one-quarter of the Deposit (which, for the avoidance of doubt, is $42,750) shall be applied to the Acquisition Price for each Equity Interest to be transferred on such Closing Date. In the event that any Equity Interest Transfer is not consummated due to (i) the failure of the conditions precedent to Purchaser’s obligations set forth herein to be satisfied (unless such conditions precedent are not satisfied due to Purchaser’s failure to act in good faith), (ii) Seller’s non-performance or breach of this Agreement, or (iii) Seller’s failure to act in good faith with respect to the transactions contemplated hereby, Seller shall refund to Purchaser that portion of the Deposit relating to such unconsummated Equity Interest Transfer (i.e., one-half of the Deposit per any such unconsummated Equity Interest Transfer).

Section 2.3.  Taxes. Purchaser shall be responsible for payment of and shall pay (at no after-tax cost to Seller, Owner Trustee or the Trust Estates (collectively, the “Tax Indemnitees” and, individually, a “Tax Indemnitee”) any and all license, recording and documentation fees, and sales, use, excise, transfer, value added, gross receipts, property or any other similar taxes, fees or charges imposed on or with respect to the Aircraft, or the ownership, leasing, use or operation thereof or the rentals derived therefrom (hereinafter, individually, a “Covered Tax”, and collectively, “Covered Taxes”) imposed by the United States federal or any state or local government or taxing authority upon or in respect of the sale, assignment or transfer of the Equity Interests as contemplated hereby (provided, however, that Purchaser shall not be responsible for any (a) taxes based on, measured by, or with respect to net or gross income or capital of such Tax Indemnitee or (b) taxes related to the Aircraft and arising prior to the relevant Closing Date). Purchaser shall indemnify each Tax Indemnitee against the imposition of any Covered Tax immediately upon receipt of such Indemnitee’s demand therefor, which demand shall be accompanied by documentation evidencing the imposition of such Covered Tax. Subject to the scheduled locations of the equipment constituting the Trust Estate on the applicable Closing Date, Seller agrees to cooperate with Purchaser concerning the time of closing of the transaction contemplated hereby on the subject Closing Date so as to minimize the imposition of any Taxes that otherwise might be imposed upon or in respect of the Equity Interest Transfer as contemplated hereby.

If Purchaser disputes the payment of any Covered Taxes payable by Purchaser or Seller for which Purchaser is responsible under this Agreement, Purchaser shall have the right, at Purchaser’s expense, to contest the payment of such Covered Taxes, provided that (i) Seller in its sole discretion considers that such contest shall not materially prejudice it or result in any risk of criminal penalty or danger of sale, forfeiture or loss of an Aircraft or Equity Interest, (ii) Purchaser has provided Seller with an opinion, reasonably satisfactory to Seller, that it is more likely than not that the contest will be successful, and (iii) Purchaser has made adequate provision to the satisfaction of Seller in respect of the expenses concerned.

                                                                                                                                       ARTICLE III

CLOSING; CONDITIONS TO CLOSING

Section 3.1.  Closing. The closing in respect of an Equity Interest Transfer shall take place at the offices of Vedder, Price, Kaufman & Kammholz, P.C. 222 North LaSalle Street, Chicago, Illinois commencing at such time as Seller and Buyer may mutually agree on the applicable Closing Date.

Section 3.2.  Seller’s Conditions to Closing. The obligation of Seller to sell, convey, assign, transfer and set over an Equity Interest to Purchaser on a Closing Date is subject to the satisfaction (to the reasonable satisfaction of Seller) or the waiver by Seller of the following conditions precedent:

(a)  No Default. (i) Purchaser shall not be in default of any of its obligations hereunder or under any of the other Transfer Documents to which Purchaser is a party (collectively, the “Purchaser Documents”), (ii) PLM I shall not be in default of any of its obligations under any of the Transfer Documents (28906/28907) and (iii) Guarantor shall not be in default of any of its obligations under either Guaranty.

(b)  Representations and Warranties. The representations and warranties of (i) Purchaser contained herein and in all of the other Purchaser Documents, (ii) PLM I contained in the Transfer Documents (28906/28907) and (iii) the Guarantor contained in the Guaranties shall be true and correct as of the subject Closing Date with the same force and effect as though made on and as of such Closing Date, except to the extent that any such representation or warranty relates solely to an earlier date in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(c)  Consents and Approvals. All approvals and consents which are required under the Transaction Documents in connection with the transaction contemplated by this Agreement and the applicable Assignment and Assumption Agreement, shall have been duly obtained, given, accomplished or waived.

(d)  Litigation. No action, proceeding or investigation shall have been instituted or threatened by any Person before any Governmental Authority, nor shall any order, writ, judgment or decree have been issued or proposed to be issued by any Governmental Authority as of the subject Closing Date, which in any case questions the validity or legality of this Agreement, the transactions contemplated hereby or by the Transaction Documents relating to the Equity Interest to be transferred on such Closing Date or the ability of either party hereto to consummate any of such transactions.

(e)  Assignment and Assumption Agreement. Seller shall have received each of this Agreement and the Assignment and Assumption Agreement relating to the Equity Interest to be transferred on such Closing Date, in each case duly authorized, executed and delivered by Purchaser. The subject Assignment and Assumption Agreement shall have been duly filed with the FAA (or shall be filed concurrently with or immediately after the closing of the applicable Equity Interest Transfer).

(f)  Acquisition Price. Seller shall have received the Acquisition Price relating to the Equity Interest to be transferred on such Closing Date in the manner contemplated by, and to the account specified in, Section 2.2.

(g)  Change in Law. Since July 31, 2004, no change shall have occurred in Applicable Law or interpretations thereof by any Governmental Authority, any of which would make it illegal or unduly burdensome for Seller to fully perform its obligations under this Agreement, the Assignment and Assumption Agreement relating to the Equity Interest to be transferred on such Closing Date or any Transaction Document.

                       (h)  Insurance. Seller shall have received evidence satisfactory to it that it has been named as an additional insured under the liability insurance policies maintained pursuant to the Lease relating to the Equity Interest to be transferred on such Closing Date.

(i)  Due Authorization; Closing Certificate. Seller shall have received (i) a certified copy of board resolutions of the Purchaser with respect to the due authorization of the transaction contemplated by this Agreement and the Assignment and Assumption Agreements; (ii) copies certified by a member of Purchaser, of (x) the certificate of formation of Purchaser, (y) the operating agreement of Purchaser and (z) a good standing certificate for Purchaser in the state of Delaware and (iii) a certificate of the secretary or an assistant secretary of Purchaser, dated the applicable Closing Date, certifying as to the incumbency of the officer of Purchaser executing this Agreement and the Assignment and Assumption Agreements.

(j)  Certification of Financials. Seller shall have received a copy of the financial statements of Guarantor (in form and substance reasonably satisfactory to Seller) certified by a member or manager of Guarantor evidencing that Purchaser complies with the requirements contained in the Transaction Documents applicable to a transferee of the Equity Interests.

(k)  FAA Counsel Opinion. The Seller shall have received an opinion addressed to it from McAfee & Taft, special FAA counsel, with respect to (x) such Assignment and Assumption Agreement being in due form for recordation with the FAA, and (y) the absence of any Liens of record with respect to the Aircraft except the Liens created pursuant to or permitted by the Transaction Documents.

Section 3.3.  Purchaser’s Conditions to Closing. The obligation of Purchaser to acquire an Equity Interest and to pay the related Acquisition Price on the relevant Closing Date is subject to the satisfaction of (to the reasonable satisfaction of Purchaser), or the waiver by Purchaser of the following conditions precedent:

(a)  No Default. Seller shall not be in default of any of its obligations hereunder or under any of the other Transfer Documents or under the Transfer Documents (28906/28907). No Default or Event of Default as defined in the Participation Agreements or the equivalent shall have occurred and be continuing under any of the Transaction Documents, and each of the Transaction Documents are in full force and effect.

(b)  Representations and Warranties. The representations and warranties of Seller contained herein and in all of the other Seller Documents shall be true and correct as of such Closing Date with the same force and effect as though made on and as of such Closing Date, except to the extent that any such representation or warranty relates solely to an earlier date in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(c)  Consents and Approvals. All approvals and consents required under the Transaction Documents in connection with the transaction contemplated by this Agreement and the Assignment and Assumption Agreement relating to the Equity Interest to be transferred on such Closing Date shall have been duly obtained, given or accomplished. Without limiting the foregoing, Purchaser shall deliver to Lessee, within three (3) Business Days after Lessee’s request therefor, copies of Purchaser’s financial statements.

(d)  Litigation. No action, proceeding or investigation shall have been instituted or threatened by any Person before any Governmental Authority, nor shall any order, writ, judgment or decree have been issued or proposed to be issued by any Governmental Authority as of the subject Closing Date, which in any case questions the validity or legality of this Agreement, the transactions contemplated hereby or by the Transaction Documents relating to the Equity Interest to be transferred on such Closing Date, or the ability of either party hereto to consummate any of such transactions.

(e)  Assignment and Assumption Agreement. Purchaser shall have received each of this Agreement and the Assignment and Assumption Agreement relating to the Equity Interest to be transferred on such Closing Date, in each case duly executed and delivered by Seller. The subject Assignment and Assumption Agreement shall have been duly filed with the FAA (or shall be filed concurrently with or immediately after the closing of the applicable Equity Interest Transfer).

(f)  Change in Law. Since July 31, 2004, no change shall have occurred in Applicable Law or interpretations thereof by any Governmental Authority, any of which would make it illegal or unduly burdensome for Purchaser to fully perform its obligations under this Agreement or the Assignment and Assumption Agreement relating to the Equity Interest to be transferred on such Closing Date.

(g)  Insurance. Purchaser shall have received (i) a certificate from Lessee’s independent insurance broker evidencing the insurance required to be maintained pursuant to the relevant Lease, and listing Purchaser as an additional insured; and (ii) a report from such broker evidencing compliance with the terms of the relevant Lease and as to such other matters as Purchaser may reasonably request.

(h)  Due Authorization; Closing Certificate. Purchaser shall have received (i) a copy of the Articles of Organization and Operating Agreement of Seller, (ii) a good standing certificate for Seller in the State of Virginia and (iii) a limited Power of Attorney by the Managing Member of Seller.

(i)  No Material Adverse Change. On the applicable Closing Date, since March 1, 2004, (i) there shall have been no material adverse change in the financial condition or results of operations of Lessee; and (ii) there shall have been no material adverse change in the condition of the Aircraft.

(j)  FAA Counsel Opinion. The Purchaser shall have received an opinion addressed to it from McAfee & Taft, special FAA counsel, with respect to (x) such Assignment and Assumption Agreement being in due form for recordation with the FAA, and (y) the absence of any Liens of record with respect to the Aircraft except the Liens created pursuant to or permitted by the Transaction Documents.

(k)  Trust Agreement. The Trust Agreement shall be in full force and effect.

(l)  Aircraft Inspection. Purchaser shall have completed an inspection of the Aircraft and the Aircraft records satisfactory to the Purchaser.

(m)  No Termination. Lessee shall not have exercised its rights to an early termination pursuant to Section 9 of the Lease.

                                                                                                                                    ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1.  Representations, Warranties and Covenants of Seller. Seller hereby represents and warrants to Purchaser, as of the date hereof and as of each Closing Date as follows:

(a)  Organization, Corporate Authority, Etc. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Virginia. Seller has all requisite power and authority to enter into and perform its obligations under the Transfer Documents.

(b)  Authorization, Etc. This Agreement and each Assignment and Assumption Agreements (when entered into by Seller) have been (or will have been) duly authorized, executed and delivered by Seller and the Assignment and Assumption Agreements constitute (or will constitute) the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors’ rights generally, and by general principles of equity.

(c)  No Violation. None of the execution, delivery or performance by Seller of the Transfer Documents, or the consummation by Seller of the transactions contemplated hereby and thereby, will contravene any Applicable Law binding on Seller or any of its property, or any provision of the certificate of formation or operating agreement of Seller, or will result in a breach of, or constitute a default under, or contravene any provision of, any mortgage, deed of trust, indenture or other agreement or instrument to which Seller is a party or by which Seller or all or any of its property or assets is bound.

(d)  Seller’s Liens. Seller is the sole legal and beneficial owner of the Equity Interest. There are no Liens on the Equity Interest, and on the relevant Closing Date, Seller will transfer to Purchaser good and marketable title to the Equity Interest, other than the Reserved Rights, free and clear of any and all Liens other than Liens permitted by the terms of the Transaction Documents.

(e)  No Consents or Approvals. None of the execution, delivery or performance by Seller of the Transfer Documents, or the consummation by Seller of the transactions contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, except such as have been obtained or effected on or prior to the applicable Closing Date.

(f)  No Litigation. There are no pending or, to the best of Seller’s knowledge, threatened investigations, suits or proceedings against Seller or affecting Seller or its properties, that, if determined adversely, would adversely affect the consummation of the transaction contemplated by, or the performance by Seller of its obligations under, the Transfer Documents.

(g)  No Violation of Law. Seller is not in breach of any Applicable Law that would have an adverse effect on Seller or on the transaction contemplated by, or on Seller’s ability to perform its obligations under, the Transfer Documents.

(h)  Disclaimer. EXCEPT AS PROVIDED IN ONE OR MORE OF THE TRANSFER DOCUMENTS, SELLER HAS NOT, AND SHALL NOT BE DEEMED TO HAVE MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE AIRCRAFT, THE TRUST ESTATES, THE EQUITY INTERESTS OR THE TRANSACTION DOCUMENTS, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, COMPLIANCE WITH DESCRIPTION, FITNESS FOR ANY PARTICULAR PURPOSE, AIRWORTHINESS, QUALITY, WORKMANSHIP, VALUE, CONDITION, DESIGN, MANUFACTURE, PERFORMANCE OR OPERATION, OR ANY WARRANTIES OR REPRESENTATIONS ARISING OUT OF CUSTOMARY TRADE USAGE AND PRIOR COURSE OF DEALING, WHETHER OR NOT ANY DEFECT IS APPARENT OR LATENT ON THE CLOSING DATE.

(i)  Damage to Aircraft. Seller has no knowledge or notice that any loss or damage relating to the Aircraft, or an event that, with lapse of time or the making of a determination or both, might cause any loss or damage, has occurred, except for immaterial losses or damage that does not interfere with the operational status of the Aircraft.

(j)  No Prepayment. Seller has not received any prepayment of Rent under the Lease.

(k)  No Lessee Assignment. Seller has not consented to any assignment by the Lessee of its rights under the Lease or to any sublease or transfer of possession of the Aircraft subject thereto, and to Seller’s knowledge, no such assignment, sublease or transfer or possession has occurred.

(l)  No Lessee Termination. Seller has not received notice that Lessee has exercised its rights to an early termination under Section 9 of the Lease.

(m)  Tax Indemnity Agreement. Seller agrees to cause CIT Communications Finance Corporation (“CIT”) (as successor to AT&T Credit Corporation (“AT&T”) to assign, pursuant to an assignment in form and substance reasonably satisfactory to each of Seller and Purchaser, CIT’s rights under each of (i) that certain Tax Indemnity Agreement 647 dated as of November 24, 1997, between AT&T and Lessee and (ii) that certain Tax Indemnity Agreement 648 dated as of November 26, 1997 between AT&T and Lessee (each of the documents referred to in clauses (i) and (ii), a “Tax Indemnity Agreement”) arising from and after the applicable Closing Date, but excluding in each case any and all rights and interests of CIT in respect of the following: (i) CIT’s right to tax and other indemnification under the applicable Tax Indemnity Agreement as a result of or arising out of events occurring or circumstances existing prior to the relevant Closing Date (or claim asserted against CIT with respect to a matter subsequent to such Closing Date, if CIT would otherwise be entitled to indemnification for such claim under the applicable Tax Indemnity Agreement, (ii) any interest payable by Lessee on any amount referred to in clause (i) above and (iii) the right to enforce payment of the amounts referred to in clauses (i) and (ii) above.

Section 4.2.  Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, warrants and covenants to Seller, as of the date hereof and as of each Closing Date, as follows:

(a)  Organization, Authority, Etc. Purchaser is a limited liability company duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Purchaser has the limited liability company power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Transfer Documents and the Transaction Documents.

(b)  Authorization, Etc. Purchaser has taken, or caused to be taken, all necessary action to authorize the execution and delivery by Purchaser of the Transfer Documents, and the performance of Purchaser’s obligations thereunder. This Agreement and each of the other Transfer Documents (when entered into by Purchaser) has been (or will have been), duly authorized, executed and delivered by Purchaser and constitute (or will constitute) the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors’ rights generally, and by general principles of equity.

(c)  No Violation. None of the execution, delivery or performance by Purchaser of this Agreement, or the Assignment and Assumption Agreements, or the consummation by Purchaser of the transaction contemplated hereby and thereby, will contravene any Applicable Law binding on Purchaser or any of its property, or any provision of the certificate of formation or operating agreement of Purchaser, or will result in a breach of, or constitute a default under, or contravene any provision of, any mortgage, deed of trust, indenture or other agreement or instrument to which Purchaser is a party or by which Purchaser or all or any of its property or assets is bound.

(d)  No Consents or Approvals. None of the execution, delivery or performance by Purchaser of this Agreement, or the other Transfer Documents, or the consummation by Purchaser of the transactions contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, except such as have been obtained or effected on or prior to the applicable Closing Date.

(e)  No Litigation. There are no pending or, to the best of Purchaser’s knowledge, threatened investigations, suits or proceedings against Purchaser or affecting Purchaser or its properties, that, if determined adversely, would adversely affect the consummation of the transaction contemplated by, or the performance by Purchaser of its obligations under, this Agreement, the other Transfer Documents or the Transaction Documents.

(f)  No Violation of Law. Purchaser is not in breach of any Applicable Law that would have an adverse effect on Purchaser or on the transaction contemplated by, or on Purchaser’s ability to perform its obligations under, this Agreement, the other Transfer Documents or the Transaction Documents.

                        (g)  Covenant Regarding Insurance. Purchaser hereby agrees to use its best efforts to cause Lessee to name Seller as an additional insured under the liability insurance policies maintained pursuant to each Lease for a period of one (1) year from and after the applicable Closing Date.

(h)  Citizenship. Purchaser is a Citizen of the United States.

(i)  No Liens. No Lessor Liens attributable to Purchaser will attach in respect of all or any part of the Trust Estate as a result of the Transactions contemplated by the Transfer Documents or the Transaction Documents.

(j)  Investment by Purchaser. Purchaser’s beneficial interest in the Trust Estate is being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 10 of the Participation Agreement, the disposition by Purchaser of its beneficial interest in the Trust Estate shall at all times be within its control.

(k)  ERISA. No part of the funds to be used by Purchaser to acquire the Equity Interests directly or indirectly constitutes assets of a Plan.

(l)  Securities Laws. Neither Purchaser nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest in or security relating to the ownership of either Aircraft or any interest in a Trust Estate, or any of the Equipment Notes or any other interest in or under any Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of applicable securities Laws.

(m)  Sales Tax Matters. Purchaser agrees to cooperate with and assist Seller in obtaining any certificate or exemption as Seller may reasonably request and as may be necessary in order to minimize the imposition of any sales, use or other transfer taxes arising as a result of the transactions contemplated herein.

                                                                                                                                           ARTICLE V

                                                                                                                                   RESERVED RIGHTS

Section 5.1.  Reserved Rights. Purchaser will be entitled to all benefits and rights of Owner Participant (subject to Seller’s retention of the Reserved Rights), pursuant to any and all Transaction Documents in respect of the period from and after the Closing Date. Seller hereby reserves, and nothing contained herein shall be construed as a sale, conveyance, assignment or transfer of Reserved Rights.

Section 5.2.  Allocation of Amounts. If Purchaser or Owner Trustee shall receive any amount relating to any Transaction Document or any of the transactions contemplated thereby to which Seller is entitled under Section 5.1, Purchaser shall promptly remit or shall cause the Owner Trustee to remit such amount to Seller (together with, to the extent not paid over within ten Business Days, interest at the then- applicable average rate for federal funds from and including the date of receipt by Purchaser or Owner Trustee, as the case may be, to but excluding, the date of payment to Seller) and, until so delivered, any such amount received shall be received and held in trust by Purchaser or Owner Trustee, as the case may be, for the benefit of Seller. If Seller shall receive any amount relating to any Transaction Document or any of the transactions contemplated thereby to which Purchaser or Owner Trustee is entitled under Section 5.1, Seller shall promptly remit such amount to Purchaser or Owner Trustee, as the case may be (together with, to the extent not paid over within ten Business Days, interest at the then-applicable average rate for federal funds from and including the date of receipt by Seller to, but excluding, the date of payment to Purchaser or Owner Trustee, as the case may be), and until so delivered any such amount received by Seller shall be received and held in trust by Seller for the benefit of Purchaser or Owner Trustee, as the case may be.

Section 5.3.  Indemnification. (a) Purchaser shall have no liability or obligation as a result of, and Seller shall indemnify and hold Purchaser harmless on an after-tax basis against, and shall be liable for and shall pay any loss, cost or other expense arising out of (i) any failure by Seller to comply with the terms of the Transaction Documents to which it is a party prior to each Closing Date, (ii) any liabilities or obligations of Seller under the Transaction Documents required to be satisfied or performed prior to each Closing Date or (iii) a breach by Seller of any of its representations or warranties contained in any of the Transfer Documents.

(b)  Seller shall have no liability or obligation as a result of, and Purchaser shall indemnify and hold Seller harmless on an after-tax basis against, and shall be liable for and shall pay any loss, cost or other expense arising out of (i) any failure by Purchaser to comply with the terms of the Transaction Documents on or after each Closing Date, (ii) any liabilities or obligations of Purchaser required to be satisfied or performed under the Transaction Documents on or after each Closing Date or (iii) a breach by Purchaser of any of its representations or warranties contained in any of the Transfer Documents.

Section 5.4.  Mutual Cooperation. Seller and Purchaser shall provide each other with such assistance as may reasonably be requested by either of them in writing in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and, upon the request of the other, provide the other with any records or information which may be relevant to such return, audit or examination or proceedings. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred by the other in providing such assistance.

                                                                                                                                           ARTICLE VI

                                                                                                                                       MISCELLANEOUS

Section 6.1.  Transaction Costs. Regardless of whether the transactions contemplated hereby are consummated, (A) Purchaser agrees to pay all costs, expenses and fees (collectively, “Costs”) incurred by it (including, without limitation, fees and disbursements of counsel and/or special counsel to Purchaser) in connection with the transaction contemplated hereby, and (B) Seller agrees to pay all Costs incurred by it in connection with the transaction contemplated hereby (including, without limitation, fees and disbursements of counsel and/or special counsel to Seller and any and all Costs incurred by each of Lessee and Owner Trustee in connection with the transactions contemplated hereby). Each of Seller and Purchaser agrees to pay one-half of the fees and expenses of special FAA counsel for services rendered in connection with the transaction contemplated hereby.

Section 6.2.  Brokers, Finders, Etc. Each party to this Agreement represents to the other that it has dealt with no broker or finder, in connection with the transaction contemplated hereby, no broker or Person acting on such a party’s behalf is entitled to any brokerage fee, financial advisory fee, commission or finder’s fee in connection with such transaction. Each of Seller and Purchaser agrees to indemnify and hold harmless the other for, from and against any and all loss, liability, damage, cost, claim or expense (including, without limitation, attorneys’ fees) incurred by reason of any commission, brokerage fee, financial advisory fee or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.

Section 6.3.  Announcements. Purchaser and Seller shall consult with each other regarding press releases or other public announcements related to the Transfer Documents and the transactions contemplated hereby.

Section 6.4.  Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.5.  Amendments, Etc.; Entire Agreement. Except as otherwise specifically provided herein, this Agreement and the other Transfer Documents contain the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings between the parties, whether written or oral. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument which purports to terminate, amend, supplement, waive or modify this Agreement, or any of the terms hereof, signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein by reference as if set forth in full in the main body of this Agreement.

Section 6.6.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither party may assign its rights hereunder without the prior written consent of the other party prior to the Closing Date (and any such attempted assignment without such consent shall be void).

Section 6.7.  Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN SUCH STATE, WITHOUT GIVING EFFECT TO PRINCIPLES RELATING TO CONFLICTS OF LAW.

(b)  Each of Seller and Purchaser irrevocably agrees that any legal suit, action or proceeding arising out of or relating solely to this Agreement, or the Assignment and Assumption Agreements (or any document referred to herein or therein) or the transactions contemplated hereby or thereby or the subject matter hereof or thereof, shall be instituted in the state or federal courts in the borough of Manhattan, City of New York, State of New York, and it hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such legal suit, action or proceeding and irrevocably submits generally and unconditionally to the jurisdiction of any such court but only in any such suit, action or proceeding. Each of Seller and Purchaser further irrevocably agrees to the service of process of any of the aforementioned courts but only in any suit, action or proceeding of the nature referred to above by the mailing of the copies thereof by certified mail, postage prepaid, return receipt requested, to it at its address specified in section 6.9 hereof (as the same may be changed from time to time pursuant to section 6.9 hereof), such service to be effective upon the date of receipt indicated on the postal receipt returned from it.

(c)  Subject to any right of appeal, final judgment against Seller or Purchaser in any suit shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Seller or Purchaser, as the case may be, therein described.

Section 6.8.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR THE ASSIGNMENT AND ASSUMPTION AGREEMENTS OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE ASSIGNMENT AND ASSUMPTION AGREEMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 6.9.  Notices, Etc. All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any instrument, certificate or other instrument delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopier and confirmed in writing by any other manner described above. Notice so mailed shall be effective upon the earlier of actual receipt or the expiration of five (5) days after its deposit. Notice given in any other manner shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the address of the parties shall be as set forth below; provided, that either party shall have the right to change its address for notice hereunder to any other location by the giving of prior notice to the other party in the manner set forth hereinabove. The initial addresses of the parties hereto are as follows:

If to Purchaser:
PLM CAL II LLC
c/o Equis Financial Group
200 Nyala Farm Rd.
Westport, CT 06880
Attention:    James A. Coyne
Telephone:    (203) 341-0515
Telecopier:    (203) 341-9988

with a copy to:

Kevin Johnson, Esq.
Fafinski, Mark & Johnson
775 Prairie Center Drive, Suite 400
Eden Prairie, MN 55344
Telephone:    (952) 995-9500
Telecopier:    (952) 995-9577

If to Seller:
Ballston Aero Trust Services, L.C.
c/o C.I.T. Leasing Corporation
1211 Avenue of the Americas, 21st Floor
New York, NY 10036
Attention:    General Counsel
Telephone:    (212) 536-1375
Telecopier:    (212) 536-1388

with a copy to:

Vedder, Price, Kaufman & Kammholz, P.C.
222 North LaSalle Street
Suite 2600
Chicago, IL 60601
Attention:    Lynne A. Gochanour, Esq.
Telephone:    (312) 609-7500
Telecopier:    (312) 609-5005

Section 6.10.  Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.11.  Headings, Etc. The headings and the table of contents used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 6.12.  Further Assurances; Confidentiality. (a) Seller and Purchaser shall do and perform such further acts and execute and deliver such further instruments as may be required by Applicable Law or reasonably requested by either party to carry out and effectuate the purposes of this Agreement and the Assignment and Assumption Agreements.

(b)  Purchaser and Seller agree that any and all information of any kind obtained pursuant to this Agreement that shall not then be or have become generally available shall be kept and maintained in strictest confidence, and shall not be disclosed or disseminated to any other Person, except (A) as otherwise required by any Transaction Document, (B) to any regulatory agency, (C) in response to any subpoena or other legal process, (D) to any prospective successor or assign which has agreed with such party that, upon disclosure of such information, such prospective successor or assign shall be bound by the provisions of this Section 6.12(b), (E) as part of any filing to be made with any Governmental Authority and (F) to attorneys, accountants and financial, insurance and other independent advisors of any such party.

Section 6.13.  Survival. The representations, warranties, covenants and indemnities of the parties contained in this Agreement shall survive execution and delivery hereof.

Section 6.14.  Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement (647/648) to be duly executed and delivered as of the date first above written.

BALLSTON AERO TRUST SERVICES, L.C., as trustee under that certain TCC Master Aircraft Trust Agreement dated as of September 23, 1996, Seller
By:
Its: Attorney in Fact

PLM CAL II LLC, by Equis II Corporation, its Managing Member, Purchaser
By:
Its:

SCHEDULE 1

ADDRESSES AND ACCOUNTS

Addresses	Accounts
Seller

Ballston Aero Trust Services, L.C.
c/o C.I.T. Leasing Corporation
1211 Avenue of the Americas, 21st Floor
New York, NY 10036
Attention:    General Counsel
Telephone:    (212) 536-1375
Telecopier:    (212) 536-1388

Bank: JP Morgan Chase ABA Number: 021 000 021 Credit to: CIT Group Acct Number: 116-003855 Reference: Continental Sale/Equis
Purchaser PLM CAL II, LLC. c/o Equis Financial Group 200 Nyala Farm Road Westport, CT 06880 Attention: James A. Coyne Telephone: (203) 341-0515 Telecopier: (203) 341-9988	Bank: Comerica Bank ABA Number: 121 137 522 Credit to: PLM International Inc. Acct Number: 1891533166

SCHEDULE 2

TRUST AGREEMENTS AND OWNER TRUSTEES

1.	Trust Agreement 645, dated as of September 30, 1997, between Ballston Aero Trust Services, L.C., as Owner Participant, and Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee.

2.	Trust Agreement 646, dated as of November 21, 1997, between Ballston Aero Trust Services, L.C., as Owner Participant, and Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee.

SCHEDULE 3

DESCRIPTION OF AIRCRAFT

1.	Airframe:	Boeing 737-524 MSN# 28908, Reg. # N16647
	Engines:	2 CFM 56-3-B1, MSN’s # 858653 and 858654
2.	Airframe:	Boeing 737-524 MSN# 28909, Reg. # N16648
	Engines:	2 CFM 56-3-B1, MSN’s # 858732 and 858696

SCHEDULE 4

INDEBTEDNESS

Aircraft Serial Number	Aircraft Registration Mark	Indebtedness (as of 6/30/04)

28908	N16647	$ 12,857,981.35
28909	N16648	$ 12,857,981.35

SCHEDULE 5

LEASES

1.	Lease Agreement 647, dated as of November 24, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Lessor and Continental Airlines, Inc., as Lessee.

2.	Lease Agreement 648, dated as of November 26, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Lessor and Continental Airlines, Inc., as Lessee.

3.	Lease Supplement No. 1, dated November 24, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Lessor and Continental Airlines, Inc., as Lessee.

4.	Lease Supplement No. 1, dated December 5, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Lessor and Continental Airlines, Inc., as Lessee.

SCHEDULE 6

PARTICIPATION AGREEMENTS

1.	Participation Agreement 647, dated as of November 24, 1997, among Continental Airlines, Inc., as Lessee, Ballston Aero Trust Services, L.C., as Owner Participant, Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee and Wilmington Trust Company, as Mortgagee, Subordination Agent and Pass Through Trustee.

2.	Participation Agreement 648, dated as of November 26, 1997, among Continental Airlines, Inc., as Lessee, Ballston Aero Trust Services, L.C., as Owner Participant, Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee and Wilmington Trust Company, as Mortgagee, Subordination Agent and Pass Through Trustee.

SCHEDULE 7

TRUST INDENTURES

1.  Trust Indenture and Mortgage 647, dated as of November 24, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee and Wilmington Trust Company, as Mortgagee.

2.  Trust Indenture and Mortgage 648, dated as of November 26, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee and Wilmington Trust Company, as Mortgagee.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT